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                                                                     EXHIBIT (n)




                                INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement (1933 Act File No. 333-32266) on Form N-2 of Eaton Vance Advisers Senior Floating-Rate Fund (the "Fund") of our reports each dated February 16, 2001, of the Fund and Senior Debt Portfolio included in the December 31, 2000 Annual Report to Shareholders of the Fund.


We also consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus and under the heading "Other Service Providers" in the Statement of Additional Information of the Registration Statement.




/s/ Deloitte & Touche LLP
-------------------------
    Deloitte & Touche LLP

Boston, Massachusetts
April 2, 2001